UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24 Great Neck, NY		11021
(Address of Principal Executive Offices)		(Zip Code)

(516) 482-1200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2010, Neogenix Oncology, Inc. (the “Company”) entered into a Commercial License Agreement with Selexis SA (“Selexis”) to commercialize the high expression production cell line expressing the Company’s NPC-1C antibody (the “High Expression NPC-1C Cell Line”). Selexis developed the high expression NPC-1C cell line for the Company under a Services Agreement dated August 12, 2009 (the “Services Agreement”). The Services Agreement provided the Company with an option to enter into this commercial license agreement, which, following extensions by the parties, the Company has now exercised. The commercial license agreement includes the following terms: a non-exclusive license to the Company of all Selexis intellectual property rights in the higher expression NPC-1C cell lines developed by Selexis, with a right to sublicense; milestone payments at the start of the Phase III Clinical Trial for the first therapeutic product containing the licensed product and the first commercial sale thereof, milestone payments at the start of a clinical study for the first diagnostic product containing the licensed product and the first commercial sale thereof, and royalties on net sales on all licensed products (subject to reduction for combination products and services). The royalty term with respect to each licensed product sold in a particular country terminates on the expiration of the last-to-expire or lapse of any valid patent claims covering the licensed product in such country.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/S/ DR. PHILIP ARLEN
Dr. Philip Arlen
Chief Executive Officer

Date: December 8, 2010

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